“BUSINESS DEVELOPMENT AGREEMENT”

This Business Development Agreement (the “BDA” or the “Agreement”) is entered into as of this the ____ day of ______________, 2006 (the “Effective Date”) by and between Larry D. McNabb, an individual (hereinafter referred to as “LDM”), and Vitasti, Inc., a Delaware corporation (hereinafter referred to as “Client”). LDM and Client are occasionally referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Client wishes to engage LDM to assist in identifying, developing, qualifying and/or advising with respect to prospective and/or actual business opportunities (hereinafter referred to as the “Engagement”).

WHEREAS, LDM hereby agrees to serve Client as a liaison and referral source for the purpose of securing additional business opportunities for Client and Client related persons and/or entities (“Affiliates”) in a number of fashions, including, without limitation, mergers and acquisitions, collateralized debt obligations, partnering, licensing, co-branding and other business related affiliations, serve as a non-exclusive finder for Client and its Affiliates with respect to related ventures, and such other lawful purposes as the undersigned shall determine from time to time (the “Transaction” or “Transactions”).

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the sufficiency of which are hereby acknowledged, LDM and Client agree as follows:

A.
Appointment as Client's Finder. Client hereby authorizes LDM, on a non-exclusive basis, to identify merger or acquisition candidates, investors, underwriters, lenders, guarantors and/or similarly situated persons and/or entities (collectively, the “Investors”) interested in providing funds or capital (“Financing”) to Client (the term “Financing is fully defined below in paragraph “F”), Client’s Affiliates or portfolio companies (collectively, the “Client Entities”) on terms acceptable to the Client Entities and the Investors.  It is agreed that LDM shall have no role and shall play no part in any negotiations and/or relationship by and between any Investors and Client Entities; and that LDM is not now, nor shall it ever be, an agent of the Client Entities with respect to any Financing. It is further understood that LDM is acting solely as a finder, is not a licensed securities or real estate broker or dealer, and shall have no authority to enter into any Financing commitments on behalf of Client and/or Client Entities, Client affiliates or portfolio companies, or to negotiate the terms of any potential Financing or to hold any funds or securities in connection with any potential Financing or to perform any act which would require LDM to become licensed as a securities or real estate broker or dealer.

B.	Acceptance of Opportunities. Client shall have the sole and absolute right to make, accept or reject any potential Transaction or Transactions arising from this BDA.

C.
Terms of Client Submission to Success Fees. Client guaranties to LDM that if a Transaction is effectuated by and between any Client Entities and any Investors, then Client will pay LDM a fee of USD$600,000 converted into restricted common shares at $0.10, or 6,000,000 restricted common shares (“Success Fee”).

D.	Method and Terms of Payment of Success Fees. Any Success Fee owed to LDM by Client Entities shall be paid in cash concurrent to the time of the Closing of any such Transaction(s).

E.
Disclosure of Success Fee in Transaction Documents. Client Entities shall include language describing the Client Entities’ fee responsibility to LDM in the documents for any Transaction(s). Upon request, the Client Entities shall provide LDM with copies of all such documents and give LDM adequate advance notice of the time and place of Closing, which LDM shall have the right to attend.

F. Financing. Financing shall mean all amounts furnished to, or for use by, Client Entities from any Investors, regardless of whether said Investors were directly or indirectly introduced by, or through the efforts of, LDM to Client Entities after the date of this Agreement, and regardless of whether said Financing amounts are tendered by Investors in equity or debt securities, loans, loan commitments, guarantees of indebtedness, leasing, sale and leaseback, joint ventures or licenses.

G.
Expiration of the BDA. The expiration of this BDA shall be 18 months after the date hereof or thirty days after written notice of termination from Client received by LDM at LDM's address below, whichever is later. However, Client's Success Fee obligations to LDM arising out of this BDA from a Transaction by Client to a business introduced to, or dealt with on behalf of, Client by LDM during the term hereof, shall survive for five (5) years after the expiration of this BDA.

H.	Assignment. The Success Fee is assignable, in whole or in part, at the discretion of LDM.

I.
Waiver. No delay in exercising, no course of dealing with respect to, or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

J.
Severability. If any term or provision of this BDA is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

K.
Notice. Written notice by any Party to the other shall be deemed to have been given when received via certified mail by the intended recipient thereof at its address shown on the signature page hereof, or to such other address as such intended recipient may specify in a written notice pursuant hereto.

L.
Governing Law. This BDA shall be governed in all respects by the laws of the State of California, without reference to conflicts of law rules. This BDA shall be considered made and entered into in the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Any lawsuits or other legal actions brought to enforce this BDA, or otherwise related to this BDA shall be brought exclusively in the federal or state courts within California. Each Party hereby waives its right to a trial by jury.

M.
Entire Agreement; Amendment. This BDA, together with any Exhibits and Schedules hereto, constitutes the entire BDA among the parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the parties. This BDA may not be modified or amended except by express written amendment signed by authorized representatives of all parties.

N.
Attorneys' Fees. If any party hereto commences an action against another party to enforce any of the terms hereof or because of the breach by such other party of any of the terms hereof, the prevailing party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing party in connection with such action and the enforcement and collection of any judgment rendered therein, including, without limitation, all reasonable attorneys' fees, consultant fees and expert witness fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

O.	Facsimile Certification. A facsimile copy of this BDA signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

P.
Counterparts. This BDA may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. Regardless of whether this BDA is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the Effective Date.

VITASTI, INC. By: Title: Address:______________________________________ _____________________________________________ Tel No:__________________________ Fax No: _________________________	LARRY D. McNABB By: Title: Address:______________________________________ _____________________________________________ Tel No:__________________________ Fax No: _________________________